Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of April 4, 2007, is by and among THE PANTRY, INC., a Delaware corporation, (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto (individually a “Guarantor” and collectively the “Guarantors”), the Lenders party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). In connection with the foregoing, J.P. MORGAN SECURITIES INC. (“JPMorgan”) and WACHOVIA CAPITAL MARKETS, LLC (“WCM”), are acting as joint lead arrangers and joint bookrunners for the Additional Term Loan (as defined below) (collectively, the “Amendment Arrangers”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, is acting as syndication agent for the Additional Term Loan and HARRIS N.A., is acting as documentation agent for the Additional Term Loan.

WITNESSETH

WHEREAS, the Borrower, the Guarantors, the several banks and other financial institutions as may from time to time become parties thereto, and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of December 29, 2005 (as previously amended, modified or supplemented and as further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower has requested an incremental term loan in an aggregate principal amount of $100,000,000 (the “Additional Term Loan”) in accordance with Section 2.3 of the Credit Agreement;

WHEREAS, the Borrower has requested an amendment to the Credit Agreement to incorporate the terms of the Additional Term Loan into the Credit Agreement as more fully set forth herein;

WHEREAS, the Administrative Agent and the Additional Term Loan Lenders party hereto have agreed to the requested amendment, subject to the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 2.3 of the Credit Agreement, the Administrative Agent is authorized (with the consent of the Borrower and the Additional Term Loan Lenders) to enter into this Amendment on behalf of all Lenders.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

1.1 Section 1.1.

(a) The following new defined terms are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Additional Term Loan” shall have the meaning set forth in Section 2.2(a)(ii).

“Additional Term Loan Commitment” shall mean, with respect to each Additional Term Loan Lender, the commitment of such Lender to make its portion of the Additional Term Loan in a principal amount equal to such Lender’s Additional Term Loan Commitment Percentage of the Additional Term Loan Committed Amount.

“Additional Term Loan Commitment Percentage” shall mean, for any Additional Term Loan Lender, the percentage identified as its Additional Term Loan Commitment Percentage in the Lender Commitment Letter or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

“Additional Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a)(ii).

“Additional Term Loan Lender” shall mean, as of any date of determination, a Lender holding an Additional Term Loan Commitment or a portion of outstanding Additional Term Loan on such date.

“Closing Date Term Loan” shall have the meaning set forth in Section 2.2(a)(i).

“Closing Date Term Loan Commitment” shall mean, with respect to each Closing Date Term Loan Lender, the commitment of such Lender to make its portion of the Closing Date Term Loan in a principal amount equal to such Lender’s Closing Date Term Loan Commitment Percentage of the Closing Date Term Loan Committed Amount.

“Closing Date Term Loan Commitment Percentage” shall mean, for any Closing Date Term Loan Lender, the percentage identified as its Closing Date Term Loan Commitment Percentage in the Lender Commitment Letter or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

“Closing Date Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a)(i).

“Closing Date Term Loan Lender” shall mean, as of any date of determination, a Lender holding a Closing Date Term Loan Commitment or a portion of the outstanding Closing Date Term Loan on such date.

“First Amendment Effective Date” shall mean April 4, 2007.

(b) The following defined terms found in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

“Term Loan” shall mean the Closing Date Term Loan and the Additional Term Loan.

“Term Loan Commitment” shall mean the Closing Date Term Loan Commitment plus the Additional Term Loan Commitment.

“Term Loan Committed Amount” shall mean the Closing Date Term Loan Committed Amount plus the Additional Term Loan Committed Amount.

“Term Loan Lender” shall mean the Closing Date Term Loan Lenders and the Additional Term Loan Lenders.

1.2 Section 2.2. Sections 2.2(a) and (b) of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

Section 2.2 Term Loan Facility.

(a) Term Loan.

(i) Subject to the terms and conditions hereof, each Closing Date Term Loan Lender severally agrees to make available to the Borrower on the Closing Date such Closing Date Term Loan Lender’s Closing Date Term Loan Commitment Percentage of a term loan in Dollars (the “Closing Date Term Loan”) in the aggregate principal amount of TWO HUNDRED FIVE MILLION DOLLARS ($205,000,000) (the “Closing Date Term Loan Committed Amount”), for the purposes hereinafter set forth. The Closing Date Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request; provided that on the Closing Date the Closing Date Term Loan shall only consist of Alternate Base Rate Loans. Amounts repaid or prepaid on the Closing Date Term Loan may not be reborrowed.

(ii) Subject to the terms and conditions hereof, each Additional Term Loan Lender severally agrees to make available to the Borrower on the First Amendment Effective Date such Additional Term Loan Lender’s Additional Term Loan Commitment Percentage of a term loan in Dollars (the “Additional Term Loan”) in the aggregate principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the “Additional Term Loan Committed Amount”), for the purposes hereinafter set forth. The Additional Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request; provided that on the First Amendment Effective Date and the two Business Days subsequent to the First Amendment Effective Date the Additional Term Loan shall only consist of Alternate Base Rate Loans unless the Borrower delivers to the Administrative Agent a funding indemnity letter in form and substance satisfactory to the Administrative Agent at least three Business Days prior to the First Amendment Effective Date. Amounts repaid or prepaid on the Additional Term Loan may not be reborrowed.

(b) Repayment of Term Loan.

(i) The principal amount of the Closing Date Term Loan shall be repaid in twenty-four (24) consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 7.2:

Principal Amortization Payment Date	Closing Date Term Loan Principal Amortization Payment
March 31, 2006	$512,500
June 30, 2006	$512,500
September 30, 2006	$512,500
December 31, 2006	$512,500
March 31, 2007	$512,500
June 30, 2007	$512,500
September 30, 2007	$512,500
December 31, 2007	$512,500
March 31, 2008	$512,500
June 30, 2008	$512,500
September 30, 2008	$512,500
December 31, 2008	$512,500

March 31, 2009	$512,500
June 30, 2009	$512,500
September 30, 2009	$512,500
December 31, 2009	$512,500
March 31, 2010	$512,500
June 30, 2010	$512,500
September 30, 2010	$512,500
December 31, 2010	$512,500
March 31, 2011	$512,500
June 30, 2011	$512,500
September 30, 2011	$512,500
Term Loan Maturity Date	$193,212,500 or the remaining principal amount then outstanding

The outstanding principal amount of the Closing Date Term Loan and all accrued but unpaid interest and other amounts payable with respect to the Closing Date Term Loan shall be repaid on the Term Loan Maturity Date.

(ii) The principal amount of the Additional Term Loan shall be repaid in nineteen (19) consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 7.2:

Principal Amortization Payment Date	Additional Term Loan Principal Amortization Payment
June 30, 2007	$250,000
September 30, 2007	$250,000
December 31, 2007	$250,000
March 31, 2008	$250,000
June 30, 2008	$250,000
September 30, 2008	$250,000
December 31, 2008	$250,000
March 31, 2009	$250,000
June 30, 2009	$250,000

September 30, 2009	$250,000
December 31, 2009	$250,000
March 31, 2010	$250,000
June 30, 2010	$250,000
September 30, 2010	$250,000
December 31, 2010	$250,000
March 31, 2011	$250,000
June 30, 2011	$250,000
September 30, 2011	$250,000
Term Loan Maturity Date	$95,500,000 or the remaining principal amount then outstanding

The outstanding principal amount of the Additional Term Loan and all accrued but unpaid interest and other amounts payable with respect to the Additional Term Loan shall be repaid on the Term Loan Maturity Date.

1.3 Section 2.3. Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.3 [Reserved].

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions.

This Amendment shall become effective as of the date first above written upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent and the Additional Term Loan Lenders party hereto.

(b) Financial Projections/Officer’s Certificate. Receipt by the Administrative Agent of updated financial projections and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to the Additional Term Loan, the Borrower will be in compliance with the financial covenants set forth in Section 6.6 of the Credit Agreement.

(c) Authority Documents. The Administrative Agent shall have received the following, together with a secretary’s certificate in substantially the form of Schedule 4.1-1 to the Credit Agreement:

(i) Certificates of Incorporation; Charter Documents. Copies of the certificates of incorporation or other charter documents, as applicable, of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation and by a secretary or assistant secretary of such Credit Party as of the First Amendment Effective Date to be true and correct and in force and effect as of the First Amendment Effective Date; provided that, notwithstanding the foregoing, a copy of the articles of incorporation of R.& H. Maxxon, Inc. certified by the Secretary of State of South Carolina shall be delivered to the Administrative Agent promptly after such copy becomes available from such Secretary of State on or after the First Amendment Effective Date.

(ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the First Amendment Effective Date to be true and correct and in force and effect as of such date.

(iii) Bylaws. A copy of the bylaws or comparable operating agreement of each Credit Party certified by an officer of such Credit Party as of the First Amendment Effective Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries in such state and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(d) Legal Opinions of Counsel. The Administrative Agent shall have received opinions of legal counsel for the Credit Parties, dated the First Amendment Effective Date and addressed to the Administrative Agent and the Lenders, which opinions shall provide, among other things, that the execution and delivery of the Amendment by the Credit Parties and the consummation of the transactions contemplated thereby will not violate the corporate instruments and material agreements of the Credit Parties, and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders.

(e) Litigation. There shall not exist any pending, ongoing or threatened litigation or investigation affecting or relating (i) to the Credit Parties or any of their Subsidiaries, or (ii) this Credit Agreement or the other Credit Documents that has not been settled, dismissed, vacated, discharged or terminated prior to the First Amendment Effective Date which, in the case of clause (i), could be reasonably expected to have a Material Adverse Effect.

(f) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Sections 3.3, 5.1(a) and 5.1(b) of the Credit Agreement, each in form and substance satisfactory to it.

(g) Representations and Warranties. The representations and warranties set forth in Article III of the Credit Agreement shall be true and correct as of the First Amendment Effective Date (except for those which expressly relate to an earlier date).

(h) No Default or Event of Default. No Default or Event of Default shall exist before or after giving effect to this Amendment on the First Amendment Effective Date.

(i) Fees. Receipt by JPMorgan, JPMorgan Chase Bank, N.A., WCM, Wachovia, Harris N.A. and Harris N.A. acting under its trade name BMO Capital Markets of (i) their out-of-pocket fees and expenses in connection with the arrangement, preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Moore & Van Allen PLLC and (ii) the fees payable by the Borrower pursuant to that certain fee letter, dated as of April 2, 2007, among the Credit Parties and such parties (the “Amendment Fee Letter”), which fees and expenses shall be paid on the date hereof; provided that the fees payable pursuant to clause (ii) shall be promptly returned to the Borrower if the First Closing (defined below) does not occur on or before April 6, 2007.

(j) Acquisition. The “First Closing” as defined in that certain Asset Purchase Agreement, dated as of January 5, 2007, between Petro Express, Inc., as seller, and the Borrower, as purchaser, shall have occurred or shall occur simultaneously with this Amendment becoming effective (the “First Closing”); provided that it is understood and agreed that (i) the Additional Term Loan Lenders shall fund the Additional Term Loan to the Administrative Agent on April 4, 2007 and the Administrative Agent shall forward on such date the proceeds of the Additional Term Loan to a title company designated by the Borrower to be held in escrow until consummation of the First Closing, (ii) if the First Closing does not occur on or before April 6, 2007, the title company shall return the proceeds of the Additional Term Loan to the Administrative Agent for distribution to the Additional Term Loan Lenders and this Amendment and the Additional Term Loan shall be null and void, ab initio, and (iii) the Borrower shall pay interest on the Additional Term Loan while the proceeds of the Additional Term Loan are held in escrow by the title company at the interest rates for the Term Loan set forth in Section 2.2(c) of the Credit Agreement.

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms. All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms. The amendments to the Credit Agreement set forth in this Amendment shall be effective from and after the date of this Amendment and shall not be applied retroactively.

3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

3.3 Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Documents.

3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5 Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and, with the exception of the provisions of the Amendment Fee Letter intended to survive the First Amendment Effective Date, supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.7 Survival. Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of each of the Credit Documents shall remain unchanged.

3.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.9 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPALS OF SUCH STATE).

3.10 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	THE PANTRY, INC.,
a Delaware corporation

	By:	/s/ Daniel J. Kelly
	Name:	Daniel J. Kelly
	Title:	Chief Financial Officer, Vice President– Finance and Secretary

GUARANTORS:	R. & H. MAXXON, INC.,
a South Carolina corporation

	By:	/s/ Daniel J. Kelly
	Name:	Daniel J. Kelly
	Title:	Executive Vice President and Assistant Secretary

KANGAROO, INC.,
a Georgia corporation

	By:	/s/ Daniel J. Kelly
	Name:	Daniel J. Kelly
	Title:	Executive Vice President and Assistant Secretary

FIRST AMENDMENT

THE PANTRY, INC.

ADMINISTRATIVE AGENT

AND ADDITIONAL

TERM LOAN LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as an Additional Term Loan Lender

By:	/s/ Lewis S. Morris III
Name:	Lewis S. Morris III
Title:	Director

FIRST AMENDMENT

THE PANTRY, INC.

ADDITIONAL TERM LOAN

LENDERS:

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION

By:	/s/ Teri Streusand
Name:	Teri Streusand
Title:	Vice President

FIRST AMENDMENT

THE PANTRY, INC.

HARRIS N.A.

By:	/s/ Graeme Robertson
Name:	Graeme Robertson
Title:	Vice President

FIRST AMENDMENT

THE PANTRY, INC.